UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2012

CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-31753 (Commission File Number)	35-2206895 (I.R.S. Employer Identification No.)

633 West 5th Street, 33rd Floor
Los Angeles, CA  90071
 (Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (800) 370-9431

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition.
Item 7.01.              Regulation FD Disclosure.

On February 16, 2012, we announced our consolidated financial results for the fourth quarter ended December 31, 2011.  A copy of the press release announcing those results is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

On February 16, 2012, we posted a presentation to the Investor Relations section of our website at the following address: http://www.capitalsource.com/investor_relations.

The information in Items 2.02 and 7.01 of this Current Report and the exhibit attached hereto are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.  The information in Items 2.02 and 7.01of this Current Report and the exhibit attached hereto shall not be incorporated by reference into any registration statement or other document filed with the Commission.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2012 Executive Officers Compensation Program

On February 15, 2012, the Compensation Committee of the Board of Directors of CapitalSource Inc. (“CapitalSource,” and, together with CapitalSource Bank (the “Bank”), the “Company”) adopted a compensation program outlining specific performance criteria to be considered when making cash bonus awards for 2012 to the Company’s executive officers.  The criteria, in addition to the overall objective of achieving certain net income levels for the Bank and the Company, include measures of origination levels, credit losses and operating expenses.  The Compensation Committee may use discretion to adjust the bonus targets and to determine whether the criteria have been achieved to the extent there are judgments to be employed or mitigating factors exist.  While the Compensation Committee believes the targets are achievable, it also believes they present appropriate challenges to the executive officers and, if met, would be reflective of a high level of performance by the executive officers and by the Company.

Item 8.01.	Other Events.

On February 16, 2012 we announced that our board of directors authorized a $200 million increase to our stock repurchase plan.  Any share repurchases made pursuant to the increased authorization announced today will be made through open market purchases or privately negotiated transactions from time to time until December 2012 – two years from initiation of the program in December of 2010.  The amount and exact timing of any repurchases will depend upon market conditions and other factors.  There are no assurances that we will repurchase any shares during the period, and we may suspend or discontinue the stock repurchase plan at any time.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 16 , 2012	/s/ Kori Ogrosky Kori Ogrosky
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release issued by CapitalSource Inc. on February 16, 2012.